Exhibit 99

                                [MILLENIUM LOGO]

                                  NEWS RELEASE

    MILLENIUM HOLDING GROUP, INC ANNOUNCES PROPOSED MERGER WITH SUTURA, INC.
                 Combined Company Looks To Penetrate the Current
                       $450 Million Vessel Closure Market

     Las Vegas,  NV - July 12,  2004 - Millenium  Holding  Group,  Inc.  (OTCBB:
MNHG), announced today that it has entered into an Agreement and Plan of Merger with Sutura, Inc., a California based medical device company. This merger will strategically position the combined company of Millenium Holding Group, Inc. and Sutura, Inc. (www.suturaus.com) to launch and market Sutura's products in the fast growing United States medical device market and expand Sutura's current European presence. The Sutura(R) SuperStitch(R) products have been used in more than 10,000 procedures in Europe and have demonstrated their effectiveness as the only suture based technology cleared for sale in the U.S. and Europe that allows vessel closure through the existing sheath introducer.

     "Earlier this year we decided to focus on the rapidly expanding medical devise industry as the future core business of Millenium Holding Group, Inc.," said Richard Ham, CEO/President of Millenium. "After meeting with Sutura's management and personnel, reviewing their business plan and operations, we were extremely impressed with the future opportunity for the shareholders of Millenium Holding Group, Inc. We are looking forward to working with this exciting company and highly motivated successful group of people as we go through the merger process."

     "Anthony Nobles, CEO/President of Sutura, Inc. stated, "The merger with Millenium will raise our profile in the US medical device industry and allow for further strategic positioning. Having access to the public markets gives the combined company an opportunity to take advantage of a contemplated $15,000,000 financing opportunity, which is one of the closing conditions of the merger. We believe the Closure Market will grow to be more than $1 Billion over the next several years. We are pleased and excited to work with Millenium's management in the merger and subsequent transition process."

     About Sutura, Inc. Sutura(R), Inc. is a medical device company that has developed a line of innovative, minimally invasive vessel closure devices to suture the puncture created in the femoral artery during catheter-based procedures, primarily in the fields of cardiology and radiology. The SuperStitch(R) devices allow physicians to close the femoral puncture site using the catheter sheath introducer to access the femoral artery wound. Sutura believes that its products will allow a physician to more quickly and safely conclude catheter-based procedures and, in addition, allow the patient to become ambulatory sooner than with traditional methods of managing arterial puncture wounds. Sutura has received 510(k) clearance from the FDA to sell its F8 & F6 SuperStitch(R) devices in the United States and has the CE mark permitting sale in Europe. Sutura has also met all of the registration requirements for selling the SuperStitch(R) devices in Australia. Sutura's headquarters are in Fountain Valley, California "Sutura(R)" and "SuperStitch(R)" are registered trademarks.

         FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

Certain statements in this press release may contain projections or "forward-looking" information (as defined in the Private Securities Litigation Reform Act of 1995) that involve risk and uncertainty. The words "aim", "plan", "likely", "believe", "expect", "anticipate", "intend", "estimate", "will", "should", "could", "may", and other expressions that indicate future events and trends identify forward-looking statements. These statements are not guaranties of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what we express or forecast in these forward-looking statements. As a result, these statements speak only as of the date they were made and we undertake no obligation to publicly update or revise any forward-looking statements. Our actual results and future trends may differ materially from our forward-looking statements depending on a variety of factors including satisfaction or waiver of all closing conditions leading to consummation of the proposed merger, the ability of the combined company to attract investment capital to support planned expansion of Sutura's U.S. and worldwide marketing efforts, the acceptance of the SuperStitch(R) devices by medical providers and the marketplace in general and the success of the proposed marketing plan, and the continued growth of the vessel closure marketplace.

Contact: Ruder Finn Investor Relations
         212 593-6445

Additional Contact:
         Barry Forward
         Vosnuevo Communications, Inc.
         866 676-8386